Exhibit 99.2
FINAL TRANSCRIPT — SANDERSON FARMS, INC.
JUNE 27, 2008 / 8:30 AM CT
CORPORATE PARTICIPANTS
Joe Sanderson
Sanderson Farms — Chairman, CEO
Mike Cockrell
Sanderson Farms — CFO
CONFERENCE CALL PARTICIPANTS
Christine McCracken
Cleveland Research — Analyst
Farha Aslam
Stephens, Inc. — Analyst
Jeff Linroth
Leaving It Better — Analyst
Brian Hennessy
Lifespeed Partners — Analyst
Wayne Cooperman
Cobalt Capital — Analyst
PRESENTATION

Operator
Good day, everyone, and welcome to the Sanderson Farms, Inc. conference call. Today’s call is being recorded.
At this time for opening remarks and introductions, I will like to turn the call over to Mr. Joe Sanderson. Please go ahead, sir.

Joe Sanderson - Sanderson Farms — Chairman, CEO
Thank you. Good morning and welcome to the Sanderson Farms conference call with analysts and investors to discuss the delay in construction of our Kinston, North Carolina, poultry complex. Lampkin Butts and Mike Cockrell are with me this morning. Before I get started, I will ask Mike to give the warning regarding forward looking statements.

Mike Cockrell - Sanderson Farms — CFO
Thank you, Joe and good morning to everyone. This morning’s call will contain forward looking statements about the business, financial condition and prospects of the company. The actual performance of the company could differ materially from that indicated by the forward looking statements because of various risks and uncertainties. The most significant of these risks and uncertainties are described described in our most annual recent report on form 10-K and in the company’s quarterly report on form 10-Q filed with the SEC in connection with our second fiscal quarter ended April 30, 2008.

Joe Sanderson - Sanderson Farms — Chairman, CEO

Final Transcript

Jun. 27. 2008 / 8:30AM CT, SAFM — Sanderson Farms Conference Call
Thank you, Mike. We issued a news release yesterday announcing a delay in the construction of the new poultry complex in Kinston, North Carolina. We had previously announced plans on April 24th, 2008 to invest approximately $126.5 million for construction of a new feed mill, poultry processing plant and hatchery in Kinston in Lenoir County, North Carolina. Since that announcement, preconstruction activities have proceeded on schedule to begin construction this summer with original plans to open the new complex in August of 2009. While only two months have passed since we announced our plans on April 24th, and while we have been working and performing due diligence on the new North Carolina poultry complex for many months, the last two months have been eventful. On April 24th, corn was trading on the Chicago board of trade for $5.76 per bushel and soybean meal was trading for $346 per ton, both on the May contract. Just yesterday, corn was trading for over $8 per bushel on several futures contracts, and soybean meal was trading over $400 a ton. Those of you who know our company well are familiar with our conservative nature. We have often said we believe the strength of our balance sheet and the conservative approach we take to managing our working capital and balance sheet needs are strategic advantages for the company.
We are in a cyclical industry and believe it is imperative that we maintain a balance sheet that can withstand the inevitable cycles. When we began a new project, we always model the impact on our balance sheet of spending the capital required to complete the project, while at the same time, experiencing losses that might be triggered as a result of a downturn in the poultry market. The North Carolina project was no exception to this rule. When we made our recommendation to our board of directors in April that we’d proceed with the project, we modeled a severe down cycle during fiscal 2009 and 2010, while at the same time, spending $126.5 million during fiscal 2009 on the new project. Because of the strength of our balance sheet, it was able to withstand both the market downturn and the construction of the new complex. Among the various scenarios we modeled, was a scenario in which we assumed corn prices moved to $7.50 per bushel and soybean meal moved to $400 per ton during fiscal 2009. At that time in April, the number of acres expected to be planted this year in both corn and soybeans was known, and we felt those projected prices for feed grains were reasonable.
Some experts were still optimistic that an above trend line yield trend was possible and one even commented if the weather clears up this coming week, and a good portion of the crop gets planted, corn prices are going to drop like a rock. We now know in hindsight that did not occur. Cool wet weather patterns continued through the spring, and farmers had a difficult time getting into the field to get their corn crop planted. In addition, devastating floods in the Midwest destroyed many acres that did get planted, and it is clear now that those acres will not get replanted with corn if they get replanted at all. As a result, we have seen corn prices rise to historically high levels of $8 per bushel and soy meal rise to $400-plus per ton on the CBOT and the crop is not made yet. Higher grain cost impacts our financial statements in two ways.
Obviously the higher cost impacts our impact statement and reduces margins. Over 50% of our cost of goods sold during our second fiscal quarter was the cost of feedgrains. In addition, higher grain costs have increased our working capital needs by increasing the value of our live inventories. For the first half of the year, our inventories increased $53 million. In light of where the grain markets have moved over the last month, we have run new models to reflect the impact on our balance sheet of these higher costs. If we were to price $8.50 corn and $450 meal into our flocks by October 31, our inventories would increase another $60 million. The necessity of funding these inventory costs while at the same time incurring construction costs in Kinston could strain our balance sheet if chicken markets do not move in tandem with higher grain costs, and to date, the chicken markets have not done so. However, I’m confident chicken markets will respond with higher market prices. I just can’t predict when that will happen. These uncertainties warrant that the company be deliberate and prudent as we navigate this unprecedented environment.
While we are committed to growth, and while we recognize our obligation as managers of a public company to steadily grow the company and shareholder value, we have said before and we reiterate here today that our balance sheet dictates when it is time to grow. While our debt to cap ratio is currently below 30%, and our balance sheet is very healthy, the current environment in which we find ourselves warrants the action we have taken. I told our board this week that it is not often that I change my recommendation on a project of this magnitude. But these extreme and unforeseen circumstances dictate that we do so. Our company prides itself in following through with its commitments. The North Carolina project will be no exception to that rule. Lampkin, Mike and I had a conversation with the city and county leaders from Kinston yesterday to assure the people of Kinston and Lenoir County that we remain committed to their community.
We remain firmly committed to growing the company and to the notion that our next phase of growth will be in Kinston and Lenoir County, North Carolina. The communities in North Carolina, the economic development executives in Kinston, Lenoir County and the state capital and the statewide elected officials in Raleigh have wholeheartedly supported this project, and have invested significant time and resources in our support. We fully intend to meet our commitments to the community and the state of North Carolina, just as soon as the environment in which we are operating allows us to do so. We already have one manager on the ground in Kinston and he will remain there to be sure that the project continues to move forward even though construction has been delayed. Our office there will remain staffed and open, and we will continue to meet with prospective growers so that when we resume the project, we will be in a position to move quickly. We will meet those commitments necessary to hold our place in Kinston such as purchasing real estate, but we will not award the bids on any of the construction projects until such time as it is appropriate, given the circumstances.

Final Transcript

Jun. 27. 2008 / 8:30AM CT, SAFM — Sanderson Farms Conference Call
We have incurred no expenses or charges that we will not be able to use in the future. I cannot say with certainty exactly when the appropriate time will be to resume the project. We need to see a reasonable amount of stability in grain markets and be assured of an ad at quarter supply and I don’t really expect clarity on where the grain markets are headed before the 2009 crop is made. While I anticipate that more acres of corn will be planted next year, planting intentions alone don’t produce corn. Likewise, I expect growing pressure from animal feeders or others on United States policy makers to re-visit the country’s ethanol policies, but I can’t say when or if that will occur.
Finally, our grain markets have many more moving parts now than in the past. Fuel and crude oil prices, weather around the world, floods in the U.S., hedge fund speculation, government policy in China, all of these have a significant impact on corn and meal prices and we will be watching closely as these factors and the chicken markets stay balanced over the next several months. At this time we will open up the call for your questions.
QUESTION AND ANSWER

Operator
(OPERATOR INSTRUCTIONS).
We will take the first question from Christine McCracken with Cleveland Research.

Joe Sanderson - Sanderson Farms — Chairman, CEO
Good morning.

Christine McCracken - Cleveland Research — Analyst
Definitely tough times. I applaud your delay of the plant despite its ramifications. I’m just wondering if when you look at your competitors and the financial strain they are likely to be under, if you anticipate any high quality plants coming up for sale, and whether or not that played into your decision to delay the plant?

Joe Sanderson - Sanderson Farms — Chairman, CEO
It really had no bearing on our decision. We looked at our balance sheet, and we did not want to challenge our balance sheet. It was strictly internal. I have no idea if — I would consider those two separate things. It would not surprise me going forward if some assets did not become available but I consider those two separate things. We are committed to Kinston. We are going to do that project and we would look at something else as well.

Christine McCracken - Cleveland Research — Analyst
Just on — in terms of the current breast meat market, specifically, are chicken prices generally, how much of a cut in production overall do you think the industry needs to make and are you anticipating — making any additional cuts to production or lowering bird weights as we look forward in order to kind of get prices back on track?

Joe Sanderson - Sanderson Farms — Chairman, CEO
Let me tell you what I think. I think there will be cutbacks that you might be seeing right now. There is 213-ton and 214 million, that may go to 212, and I think the industry will wait and see the results of that and see what the market does then and you will see the results of that by October — September/October. If that doesn’t do it, then I think you will see another wave of cuts, but I will tell you we have done sensitivity tables to see what the markets have to go to to cover these costs of $8 corn. If the Chicago Board of Trade is $8 and soybean meal is $400, You have to add basis and freight to that. That’s why I said $8.50 corn and $420 or $425 soy. Those are your real numbers. Those are your real costs on top of that.

Final Transcript

Jun. 27. 2008 / 8:30AM CT, SAFM — Sanderson Farms Conference Call
Breast meat prices have to be substantially higher than what they have been historically and the Georgia dock has to be substantially higher than what it has been historically. So I think the cuts will come in phases. I think there will be a cut and see what happens and another cut and see what happens and we will do whatever we need to do for our shareholders. As far as live weights go, live weights — if you were in a break even or a small loss position, it does not do any good — as a matter of fact it is harmful — to cut live weights. However, if you are in a deep loss position, then absolutely you look at cutting live weights. We will do whatever we need to do for our shareholders.

Christine McCracken - Cleveland Research — Analyst
All right. Sounds somewhat noncommittal —

Joe Sanderson - Sanderson Farms — Chairman, CEO
No, I want to commit. I’m committing 100% to doing whatever we need to do for our shareholders, 100%.

Christine McCracken - Cleveland Research — Analyst
100%. Okay. If we haven’t gotten breast meat up over the summer here in the peak of demand, and granted, it has moved up a little. We are so far off of last year’s levels and where we need to be. You need prices closer probably up to $2.25 now on corn. We will not get there any time in the second half, and then you are looking into ‘09. You are talking about next summer before we get that kind of pricing unless we get severe, severe cuts in the industry. Why is it taking the industry so long to cut production when you know that these losses will continue for months?

Joe Sanderson - Sanderson Farms — Chairman, CEO
I think it is because a third of the industry is making money and a third of the industry is treading water, is not losing very much. So you have two-thirds of the industry that is feeling not a lot of pressure today or has for the last six months, not to cut. Now, they have not — this $7.50, $8 corn has just been felt in the last two weeks. They have just gotten it and they hadn’t posted any live cost off of this — these new costs yet. I think that’s why. It has only been a third — one-third of the industry that’s been losing money and to the extent that — I think that’s why. I think they have been optimistic about the summer, and we may see a different market over the next 45 days.

Christine McCracken - Cleveland Research — Analyst
All right. Well, thanks again. Congratulations on making a good decision. I firmly agree. Thanks.

Operator
Thank you. We will take our next question from Farha Aslam with Stephens, Inc.

Farha Aslam - Stephens, Inc. — Analyst
Good morning.

Joe Sanderson - Sanderson Farms — Chairman, CEO
Good morning.

Farha Aslam - Stephens, Inc. — Analyst
When you propose the North Carolina plant, you said there was a marketing reason for it. Now that you are delaying the plant, how do you plan to fulfill the marketing plans that you had around that plant?

Final Transcript

Jun. 27. 2008 / 8:30AM CT, SAFM — Sanderson Farms Conference Call

Joe Sanderson - Sanderson Farms — Chairman, CEO
Well, we won’t be able to do that. The marketing point that we were making, the marketing plan we wanted to accomplish was to reach up into the northeast corridor to Washington and Baltimore and Philadelphia and New York. We will just have to delay that until we get that plant going. That was our — that would have been a new market for us and we won’t be able to do that.

Farha Aslam - Stephens, Inc. — Analyst
Okay and then when you look at how this chicken cycle plays out, could you share with us kind of the working capital that other players in the industry are experiencing and how long the industry can hold out and kind of how you expect that to work out?

Mike Cockrell - Sanderson Farms — CFO
Farha, this is Mike, good morning, to you.

Farha Aslam - Stephens, Inc. — Analyst
Good morning.

Mike Cockrell - Sanderson Farms — CFO
We don’t know exactly what the other company’s working capital needs are. We know what ours are, and as Joe said, if we had to price $8 corn and $450 meal our costs our working capital needs would go up another $60 million. That’s frankly was what led to today’s decision. When you layer those working capital needs which are unprecedented, on top of building the new plant in Kinston, $126.5 million over the next 12 months, it is that combination that we felt just led to too much uncertainty to proceed given — we have a very strong balance sheet as you know.
What we are hearing out there in the industry is that these working capital needs are putting a lot of pressure on other players in the industry. I don’t know exactly what they are. You have four public companies that you can look at. There are a lot of smaller private companies that may not have the same access to capital that we do and my guess is those guys are — there could be some people out there with a lot of anxiety about that because it is going to require a lot of working capital to fund these inventory needs.

Joe Sanderson - Sanderson Farms — Chairman, CEO
In addition to what Mike is talking about, in addition to the $60 million plus or minus, you also have the uncertainty of when the chicken market is going to adjust, and you also have the biggest question to me is the uncertainty about the 2009 crop. We think there is going to be a lot of acres planted but what if the 2009 crop is bad, and you are coming out of the ground with Kinston with a bad 2009 crop, even if they plant a lot of acres, how would that grab you?

Mike Cockrell - Sanderson Farms — CFO
And the working capital needs particularly for those companies that are losing money. As you know, we haven’t posted a loss, but if you are losing money and having to fund losses and fund higher working capital needs, I think there are probably some with a lot of pressure right now.

Farha Aslam - Stephens, Inc. — Analyst
If we have to pick the quarters, if you could talk about how you think the industry is doing in this June quarter in terms of profitability, and then walk us through September, December and March if the industry is going to be profitable or not and where you see the production cuts coming in?

Final Transcript

Jun. 27. 2008 / 8:30AM CT, SAFM — Sanderson Farms Conference Call

Joe Sanderson - Sanderson Farms — Chairman, CEO
April, May, June should not be a lot different than the preceding quarter. The market — even though it has perked up a little bit this last week, the week going into the Fourth, prior to this, the market has been about like it was before. I wouldn’t say, April, May, June very much different than the three months prior. We have seen no indication anywhere of any difference than the prior three months. There is no clue about — I don’t have a clue about the — I think as I said before you are going to see a wave of cuts for the market after Labor Day and I think it will be a tentative thing and the industry will see what the market does after that. It will probably be not enough, and then you will see another wave of cuts in October, November after that.

Farha Aslam - Stephens, Inc. — Analyst
Okay. Thank you very much.

Joe Sanderson - Sanderson Farms — Chairman, CEO
Good.

Operator
Thank you, we will go next to Jeff Linroth with Leaving It Better.

Joe Sanderson - Sanderson Farms — Chairman, CEO
Good morning, Jeff. How are you?

Jeff Linroth - Leaving It Better — Analyst
I’m doing very well just a couple of quick questions in the export markets, obviously the importers of Sanderson Farms products are seeing not just feed costs going up but they’re seeing the transportation costs going up. Are you seeing some softening in demand just related to costs in those areas, to where you export?

Joe Sanderson - Sanderson Farms — Chairman, CEO
No. We are still seeing excellent demand from export and the prices have crept up slowly each month and July production is worth a little more money than June production. In the past when we get into the 50s on leg quarters we begin to get some push back because of the $0.50 price but we have not felt it yet.

Jeff Linroth - Leaving It Better — Analyst
The second question is the intentions you had for the northeast corridor, if there is in varying degrees softening in the U.S. market or domestic market to the point where you start to see some excess capacity in the other plants, do you have the ability and do you think it is practical that you could approach — utilize that spare capacity should it material lies on a limited basis or temporary basis or both, make some foray in the northeast while this other plant is still on hold?

Joe Sanderson - Sanderson Farms — Chairman, CEO
Well, our service — we believe the service levels we could render out of North Carolina into that northeast corridor would be much better than what we could out of south Georgia into the northeast corridor. We could load a truck in the afternoon or at night and overnight it into any of those markets I mentioned. You can’t do that out of south Georgia. We just — we would be very competitive on customer response and service

Final Transcript

Jun. 27. 2008 / 8:30AM CT, SAFM — Sanderson Farms Conference Call
levels out of that — out of the North Carolina plant and not so much out of south Georgia and south Georgia plant is pretty well sold. So we would — we will probably wait before we make a push in there until that plant is up and running.

Jeff Linroth - Leaving It Better — Analyst
Okay. Well, thank you for this decision. I actually cited it to my clients in a note as an example of the quality decisions that come from you guys.

Joe Sanderson - Sanderson Farms — Chairman, CEO
Thank you, Jeff.

Operator
We will go next to [Brian Hennessy with Lifespeed] Partners.

Brian Hennessy - Lifespeed Partners — Analyst
Could you give us an update on your hedging strategy going forward? I think most things roll off in the next quarter or so. Just want to see what your thoughts are going forward. Thank you.

Joe Sanderson - Sanderson Farms — Chairman, CEO
As we reported on the — on our second quarter call, we are bought through July on corn and 90% through the fourth quarter — our fourth quarter through October on soy. I’m not anxious to price anything right now. There is too much uncertainty about acres, harvested acres — Yields. Yields and everything else. We will watch this crop. There is a report coming Monday and I think that report will be discounted because it was taken the first two weeks of June before the flooding. We will just look at it — it is probably going to be late — it is probably going to be August, September before people know what it is. This will be a very difficult year to have a lot of — to make a move on corn and soy. We — I don’t think we would do anything until much later in the summer.

Brian Hennessy - Lifespeed Partners — Analyst
Okay. I guess it is fair to say probably that with grain prices where they are, it is very difficult to make money going forward. Have you considered cutting production back? This would be sort of an anomaly for you historically but it seems like we have already lost the summer season in terms of soy prices unless things move very dramatically in the next month or so.

Joe Sanderson - Sanderson Farms — Chairman, CEO
We have — we always put in our cuts for the fall and that has already started. It’s kind of offset by the Waco ramp up but all of our plants other than Waco will be running at less than full capacity as we always do and we will make a decision in the fall about whether or not they go back to full — usually they go back to full capacity in February. January, we have two holidays and they go back to full capacity in February, and we will make that decision some time in late fall, depending on the market. But we will not be at full capacity beginning I guess October 1 at any of our plants, which is our normal cut. We are at full capacity through September. Then we will not be after September.

Brian Hennessy - Lifespeed Partners — Analyst
Thank you.

Operator

Final Transcript

Jun. 27. 2008 / 8:30AM CT, SAFM — Sanderson Farms Conference Call
(OPERATOR INSTRUCTIONS). We will go next to Wayne Cooperman with Cobalt Capital.

Wayne Cooperman - Cobalt Capital — Analyst
Thanks. My question was just answered. I appreciate it.

Joe Sanderson - Sanderson Farms — Chairman, CEO
Thanks.

Operator
At this time there are no additional questions from our phone lines. I will turn it back over to Mr. Sanderson.

Joe Sanderson - Sanderson Farms — Chairman, CEO
Good. As always, thank you for being with us today, and we look forward to reporting our third quarter results to you on August 26th. Thank you and have a good weekend.

Operator
Thank you. This will conclude our conference call today. We appreciate your participation, you may disconnect at this time.

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